June 9, 2016	PRESS RELEASE

Aspirity Holdings Reports Financial Results for First Quarter of 2016

MINNEAPOLIS, MN – Aspirity Holdings LLC (“Aspirity” or the “Company”) today announced its financial results for the first quarter ended March 31, 2016.

“The first quarter of 2016 marked the launch of Aspirity Energy in the consumer marketplace. After many months of planning we were able to begin enrolling and serving electricity customers in Ohio and Illinois. During the quarter we were also able to complete a preferred supply agreement with Exelon Generation Company LLC. In addition, since the end of the quarter, we have added two markets in Pennsylvania and have made great progress toward beginning marketing in Maryland, Delaware, and the District of Columbia over the next few months”, said Mark A. Cohn, the Company’s President and Chief Executive Officer.

●	Total revenues for the first quarter ended March 31, 2016 were $9,606,000 compared to $5,461,000 for the 2015 first quarter, an increase of 76%. The increase was driven largely by revenues from Retail Energy Holdings, one of the Krieger Enterprises companies, which will no longer be consolidated with our financial results starting in the second quarter.

●	For 2016, the operating loss for the quarter totaled $2,530,000, an 18% decrease from the operating loss of $3,073,000 in Q1 2015.

●	The net loss from continuing operations for Q1 2016 totaled $3,441,000 compared to $3,733,000 for the first quarter of 2015, an 8% decrease.

●	The net loss attributable to common for the 2016 period totaled $2,757,000 compared to net income attributable to common of $695,000 in the first quarter of 2015.

●	With respect to our balance sheet, unrestricted cash balances were $1,228,000 as of March 31, 2016 compared to $1,371,000 at December 31, 2015, and total current assets as a percent of total assets as of March 31, 2016 was 45.4% compared to 63.2% as of December 31, 2015.

“The quarter also saw our ownership group extended to include top management employees and certain other persons. As a result, we no longer consolidate the financial results from the companies that were distributed late last year as part of our restructuring. The wholesale trading and diversified investment segments have been treated as discontinued operations. For the first quarter, the only remaining Enterprises-owned activity that was reported in continuing operations was Retail Energy Holdings through March 30, 2016. The balance sheet data summarized below as of March 31, 2016 is solely for Aspirity post-spinoff. Starting in the second quarter, our financial statements will reflect Aspirity results exclusively. As a recent start-up, and with the Company no longer consolidating the financial results of Enterprises, investors should expect to see substantially smaller revenues in the periods ahead”, added Mr. Cohn.

About Aspirity Holdings, LLC

Aspirity Holdings, LLC, formerly known as Twin Cities Power Holdings, LLC, is a Minnesota limited liability company that serves as a holding company and is headquartered at 701 Xenia Avenue South, Suite 475, Minneapolis MN 55416, telephone 763-432-1500. Following the spin-off of Krieger Enterprises, the Company has operations in two business segments - retail energy through Aspirity Energy (www.aspitityenergy.com) and financial services through Aspirity Financial. While the equity of Aspirity is privately held, our Renewable Unsecured Subordinated Notes are registered with the SEC and may be purchased by residents of California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Illinois, Indiana, Kansas, Louisiana, Michigan, Minnesota, Mississippi, Missouri, New Jersey, New Mexico, New York, Pennsylvania, Rhode Island, South Dakota, Texas, Utah, Vermont, and Wisconsin. To obtain more information about the Company, an investment kit, or see our most recent interest rate offerings, visit www.aspirityholdings.com.

About Krieger Enterprises, LLC

Krieger Enterprises, which was spun off from Aspirity Holdings effective November 1, 2015, is headquartered at 16233 Kenyon Avenue, Lakeville MN 55044, telephone 952-241-3103. Enterprises trades virtual electricity for its own account in wholesale markets regulated by the Federal Energy Regulatory Commission as well as other energy-related derivative contracts on exchanges regulated by the Commodity Futures Trading Commission. Enterprises also, through its subsidiary Retail Energy Holdings, holds retail electricity supplier licenses from the states of Connecticut, Maryland, Massachusetts, New Hampshire, New Jersey, Ohio, Pennsylvania, and Rhode Island (see www.townsquareenergy.com), and engages in certain asset management activities, including real estate development and investments in privately held businesses.

Forward Looking Statements

This press release contains forward-looking statements. Forward-looking statements can be identified by words such as: “may”, “will”, “should”, “expect”, “anticipate”, “believe”, “estimate” “continue”, “predict”, or other similar words making reference to future periods, including expectations of current year revenues and operating income. In addition, forward-looking statements include statements regarding our intent, belief, or current expectation about trends affecting the markets in which we participate, our businesses, financial condition, and growth strategies, among other things. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those predicted in forward-looking statements as a result of various factors, including, but not limited to, those set forth in the “Risk Factors” sections of our filings with the Securities and Exchange Commission.

If any of the events described in these “Risk Factors” occur, they could have a material adverse effect on our business, financial condition, and results of operations. When considering forward-looking statements, you should keep these risk factors, as well as the other cautionary statements in our SEC filings, in mind. You should not place undue reliance on any forward-looking statement. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise after the date of this press release.

Non-GAAP Financial Measures

Aspirity’s press releases and other communications may include certain “non-GAAP financial measures”, defined as a numerical measure of a company’s financial performance, financial position, or cash flows that excludes, or includes, amounts that are included in, or excluded from, the most directly comparable measure calculated and presented in accordance with GAAP in the company’s financial statements.

Non-GAAP financial measures utilized by the Company include presentations of liquidity measures and capitalization ratios. The Company’s management believes that these non-GAAP financial measures provide useful information and enables investors and analysts to more accurately compare the Company’s ongoing financial performance over the periods presented.

Investor Relations Contact

Wiley H. Sharp III, CFO, 763-432-1502

Aspirity Holdings LLC & Subsidiaries

Consolidated Financial Highlights

	3 months ended Mar 31,
Dollars in thousands; may not add due to rounding	2016	2015	Pct chg

Statement of Operations Data
Wholesale trading	$(52)	$84	-162.2%
Retail energy services	9,650	5,377	79.5%
Financial services	8	-	nm

Net revenue	9,606	5,461	75.9%

Total costs of revenues & operations	12,136	8,534	42.2%

Operating loss	(2,530)	(3,073)	-17.7%

Interest expense	(1,031)	(660)	56.1%
Other income (expense), net	119	-	nm

Loss from continuing operations before income taxes	(3,441)	(3,733)	-7.8%
Tax provision (benefit)	-	-	na

Net loss from continuing operations	(3,441)	(3,733)	-7.8%

Income (loss) from discontinued operations	712	4,566	-84.4%
Income tax benefit	-	-	na

Net income (loss) from discontinued operations	712	4,566	-84.4%

Net income (loss)	(2,729)	833	-427.8%
Net income (loss) attributable to non-controlling interest	(110)	-	na

Net income (loss) attributable to the Company	(2,619)	833	-414.6%
Preferred distributions	137	137	0.0%

Net income (loss) attributable to common	$(2,757)	$695	-496.4%

Aspirity Holdings LLC & Subsidiaries

Consolidating Financial Highlights

	For the 3 months ended March 31, 2016
Dollars in thousands; may not add due to rounding	Aspirity Holdings and Subsidiaries	Krieger Enterprises and Subsidiaries	Eliminations	Aspirity Holdings Consolidated

Statement of Operations Data
Wholesale trading	$-	$(52)	$-	$(52)
Retail energy services	14	9,636	-	9,650
Financial services	722	-	(715)	8

Total revenue	737	9,583	(715)	9,606

Total costs of revenues & operations	2,393	9,742	-	12,136

Operating loss	(1,656)	(159)	(715)	(2,530)

Interest expense	(963)	(677)	609	(1,031)
Other income (expense), net	0	119	-	119

Other income (expense), net	(963)	(558)	609	(912)

Loss from continuing operations before income taxes	(2,619)	(717)	(105)	(3,441)
Tax provision (benefit)	-	-	-	-

Net loss from continuing operations	(2,619)	(717)	(105)	(3,441)

Income from discontinued operations	-	607	105	712
Income tax benefit	-	-	-	-

Net income from discontinued operations	-	607	105	712

Net income (loss)	(2,619)	(110)	-	(2,729)

Net loss from non-controlling interest	-	(110)	-	(110)

Net loss attributable to Company	(2,619)	0	-	(2,619)
Preferred distributions	(137)	-	-	(137)

Net loss attributable to common	$(2,757)	$0	$-	$(2,757)

Aspirity Holdings LLC & Subsidiaries

Consolidated Financial Highlights

Dollars in thousands; may not add due to rounding	Mar 31, 2016	Dec 31, 2015	Pct chg

Balance Sheet Data
Unrestricted cash	$1,228	$1,371	-10.5%
Cash in trading accounts	-	1,800	-100.0%
Cash in collateral accounts	64	246	na
Trade receivables	144	3,558	-96.0%
Term Loan - current	7,704	-	na
Other current assets	165	82	100.1%
Assets of discontinued operations - current	-	11,084	-100.0%

Total current assets	9,304	18,142	-48.7%

Equipment & furnishings, net	88	218	-59.6%
Term Loan - non-current	10,964	-	na
Other assets, net	141	-	na
Assets of discontinued operations - non-current	-	10,325	-100.0%

Total assets	$20,496	$28,685	-28.5%

Revolvers	$-	$1,213	-100.0%
Renewable unsecured subordinated notes	10,653	10,120	5.3%
Trade payables	742	2,471	-70.0%
Accrued expenses	12	2,090	-99.4%
Other current liabilities	1,980	1,503	31.8%
Liabilities of discontinued operations - current	-	5,046

Total current liabilities	13,387	22,444	-40.4%

Renewable unsecured subordinated notes	14,185	14,050	1.0%
Liabilities of discontinued operations - non-current	-	242	-100.0%

Total liabilities	27,571	36,736	-24.9%

Series A preferred equity	2,745	2,745	0.0%
Common equity	(9,821)	(7,500)	30.9%

Total members’ equity	(7,076)	(4,755)	48.8%
Non-controlling interest	-	(3,955)	na
AOCI attributed to non-controlling interest	-	659	na

Total equity	(7,076)	(8,051)	-12.1%

Total liabilities & equity	$20,496	$28,685	-28.5%

Total current assets, percent of total assets	45.4%	63.2%	-28.2%
Debt to total capital ratio	139.8%	146.5%	-4.5%
Debt to total equity ratio	-3.51	x	-3.15	x	11.3%